                                     [LETTERHEAD]


                                   January 6, 1997


Physician Partners, Inc.
111 S.W. Columbia St., Ste. 725
Portland, OR 97201

Physician Partners HealthFirst, P.C.
10535 N.E. Glisan
Portland, OR 97220

Gentlemen:

    I have acted as special counsel to Physician Partners HealthFirst, P.C., an Oregon professional corporation (the "Company"), and, at the Company's request, have examined Amendment No. 4 to Registration Statement on Form S-4 (the "Registration Statement") as filed with the Securities and Exchange Commission on January 6, 1997, related to the registration under the Securities Act of 1933, as amended, of 92 shares of Common Stock, no par value (the "Shares"), issued by the Company to HealthFirst Medical Group, P.C., the Company's sole shareholder ("HealthFirst"), in connection with the contemplated dividend distribution ("Distribution") of the Shares to the shareholders of HealthFirst, which Distribution is described in the Joint Proxy Statement/Prospectus (the "Prospectus") constituting a part of the Registration Statement.

    As such counsel, I have examined such documents and records of the Company as I deemed necessary as a basis for the opinion set forth herein, and I am familiar with actions taken by the Company in connection with the authorization and issuance of the Shares and actions taken by HealthFirst in connection with the contemplated Distribution.

    Based on such examination and subject to compliance with applicable state securities laws, I am of the opinion that the Shares have been legally issued, fully paid and nonassessable, and will remain legally issued, fully paid, and nonassessble as held by the shareholders of HealthFirst after the Distribution.

    I consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to the undersigned appearing under the caption "Legal Matters" in the Prospectus.


                                       Sincerely

                                       Peter F. Stoloff, P.C.




                                       By: /s/ PETER F. STOLOFF
                                           ---------------------------------
                                           Peter F. Stoloff
                                           President